Exhibit 32

                       SECTION 1350 CERTIFICATION



The undersigned each certify that:

1.  They are the duly appointed Chief Executive Officer and Chief
    Financial Officer, respectively, of Northern Empire Bancshares, a California Corporation ("the Company"); and


2. To their best knowledge and belief, the Company?s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and to which the Certification is attached as Exhibit 32, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Northern Empire Bancshares.


Date:  August 08, 2005



/s/ Deborah A. Meekins                      /s/ Jane M. Baker
----------------------                      -----------------
Deborah A. Meekins                          Jane M. Baker
President and Chief Executive Officer       Chief Financial Officer